PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Investor conference call today at 1:30 p.m. PST / 4:30 p.m. EST

HAYWARD, Calif.—(BUSINESS WIRE) – November 7, 2017 – Pulse Biosciences, Inc. (NASDAQ: PLSE), a medical technology company developing a proprietary therapeutic tissue treatment based on its Nano-Pulse Stimulation (NPS) platform, today reports recent corporate developments and financial results for the quarter ended September 30, 2017.

Recent Developments

•

Completed a $30 million private placement.  During the quarter ended September 30, 2017, the Company closed a $30 million private placement with Robert W. Duggan, pursuant to which the Company sold 2,000,000 shares of unregistered common stock at a price of $15.02 per share. No warrants were issued, and no investment banking or placement fees were incurred.

•

Appointed four new directors to its Board of Directors. On November  2, the Company appointed directors Ken Clark, Bob Duggan, Dr. Thomas Fogarty and Manmeet S. Soni to its Board of Directors. Bob Duggan has been appointed Chairman of the Board.

•

Translational canine oral melanoma veterinary study enrolls and treats five canine patients.   The Company completed enrollment and treatment of the planned initial five animals in its translational veterinary study of NPS in canine oral melanoma.  Follow-up visits on these initial animals are expected to be completed by year-end.

•

Completion of patient treatments in seborrheic keratosis (SK) clinical trial achieved during the third quarter.    The Company continued to make progress in its multi-center study of NPS for the treatment of seborrheic keratosis by completing patient treatments during the third quarter.  Follow-up visits remain on track to be completed in 2017.

•

PulseTxTM Nano-Pulse Stimulation System 510(k) submission work in progress.    In response to the FDA’s request for additional data relating to the Company’s PulseTX System 510(k) submission for soft tissue ablation, significant progress is being made. The Company plans to submit a 510(k) application with requested data during the first quarter of 2018.

“We continue to make meaningful progress toward our goal of delivering NPS as a novel therapeutic option that could represent a significant improvement over current treatment modalities in oncology and other indications,” said Darrin Uecker, President and Chief Executive Officer of Pulse Biosciences. “In our animal lab work we continue to generate data informing us as to the potential range, reach and impact of our technology in treating lesions and tumors as well as in stimulating the immune system via our unique Nano-Pulse Stimulation therapy.”

Financial Highlights

Cash and investments totaled $42.0 million at September 30, 2017, compared to $16.4 million at December 31, 2016, reflects the proceeds from the $30 million financing completed in September. Cash use for the three- and nine-month periods ended September 30, 2017 totaled $3.2 million and $9.2 million, respectively.

Operating expenses for the three-month period ended September 30, 2017, totaled $7.5 million, compared to $6.2 million for the three-month period ended June 30, 2017, and $2.8 million for the three-month period ended September 30, 2016. Operating expenses for the three-month period ended September 30, 2017, include non-cash stock-based compensation of $3.4 million, compared to $2.8 million for the quarter ended June 30, 2017 and $0.2 million for the quarter ended September 30, 2016.

Conference Call Details

Pulse Biosciences’ Darrin Uecker, President and Chief Executive Officer, and other senior executives will host the investor call on November 7, 2017, at 1:30 p.m. PST / 4:30 p.m. EST. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 1522560. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a medical technology company developing a therapeutic tissue treatment platform based on Nano-Pulse Stimulation (NPS), a proprietary high-speed cell signaling technology. NPS is a non-thermal, precise, focal drug-free tissue treatment technology that directly affects the cell membrane and intracellular structures to stimulate unique behaviors in cells. NPS can initiate a cell death process.   That process provides a means for the treatment of tissue cells with minimal inflammatory response.  This has the potential to improve healing outcomes. This process may also contribute to the replacement of treated tissue cells with healthy new tissue cells. In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD) exposing the unique antigens of the treated cells to the immune system, resulting in the generation of cytotoxic T-cells and the mounting of an adaptive immune response targeted against those cells. Pulse Biosciences is investigating a variety of applications for its technology that exploits the technology’s unique biologic effect. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

or

The Trout Group
Mike Zanoni, 646-378-2924
mzanoni@troutgroup.com or

Media:
Sam Brown, Inc.
Christy Curran, 615-414-8668

christycurran@sambrown.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands)	2017	2016
ASSETS
Current assets:
Cash and investments	$42,041	$16,395
Prepaid expenses and other current assets	512	268
Total current assets	42,553	16,663
Leasehold improvements and equipment, net of
Accumulated depreciation	2,635	317
Intangible assets, net of accumulated amortization	6,044	6,543
Goodwill	2,791	2,791
Other assets	101	-
Total assets	$54,124	$26,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$914	$265
Accrued expenses	1,168	751
Deferred rent, current	392	-
Total current liabilities	2,474	1,016
Long term liabilities:
Deferred rent	1,715	-
Total liabilities	4,1894,1893,788	1,016
Stockholders’ equity:
Common stock	79,407	37,911
Accumulated other comprehensive loss	(2)	(7)
Accumulated deficit	(29,470)	(12,606)
Total stockholders’ equity	49,935	25,298
Total liabilities and stockholders’ equity	$54,124	$26,314

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	September 30,	June 30,	September 30,
(in thousands, except per share amounts)	2017	2017	2016
Revenue	$—	$—	$—
Operating expenses:
General and administrative	4,159	3,772	893
Research and development	3,200	2,282	1,739
Amortization of intangible assets	166	167	166
Total operating expenses	7,525	6,221	2,798
Other income:
Interest income	39	41	31
Total other income	39	41	31
Net loss	$(7,486)	$(6,180)	$(2,767)
Net loss per share:
Basic and diluted net loss per share	$(0.52)	$(0.43)	$(0.21)
Weighted average shares used to compute net loss per common share — basic and diluted	14,381	14,233	13,315

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine-Month Periods Ended
	September 30,	September 30,
(in thousands, except per share amounts)	2017	2016
Revenue	$—	$—
Operating expenses:
General and administrative	9,151	2,063
Research and development	7,333	4,182
Amortization of intangible assets	499	499
Total operating expenses	16,983	6,744
Other income:
Interest income	119	35
	119	35
Net loss	$(16,864)	$(6,709)
Net loss per share:
Basic and diluted net loss per share	$(1.19)	$(0.66)
Weighted average shares used to compute net loss per common share — basic and diluted	14,141	10,235